Exhibit 99.2

PARKER DRILLING COMPANY 2103 CITYWEST BLVD., SUITE 400 HOUSTON, TX 77042 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/PKDC2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59554-S02857 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PARKER DRILLING COMPANY The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 14, 2024, by and among Parker, Nabors Industries ! ! ! Ltd. (“Nabors”), Nabors SubA Corporation, a Delaware corporation and a wholly owned subsidiary of Nabors (“Merger Sub”) and Värde Partners, Inc., a Delaware corporation, as that agreement may be amended from time to time, pursuant to which Merger Sub will merge with and into Parker (the “merger”), with Parker surviving the merger as a wholly owned subsidiary of Nabors and the separate existence of Merger Sub ceasing (the “Parker merger proposal”); and 2. To vote on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies ! ! ! in the event there are not sufficient votes at the time of the Parker special meeting to approve the Parker merger proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V59555-S02857 PARKER DRILLING COMPANY Special Meeting of Stockholders January 17, 2025 at 9:00 a.m. CT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Alexander (Sandy) Esslemont and Michael W. Sumruld, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PARKER DRILLING COMPANY that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. CT on January 17, 2025, at www.virtualshareholdermeeting.com/PKDC2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side